Exhibit 2.6

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Allied Nevada Gold Corp., et al.,[1]	)	Case No. 15-10503 (MFW)
)
Debtors.	)	Jointly Administered
)
	)	Related Docket Nos.: 931, 1024, 1060 & 1122
)

NOTICE OF FILING OF THIRD AMENDED PLAN SUPPLEMENT FOR

THE DEBTORS’ AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that the above-captioned debtors and debtors in possession (collectively, the “Debtors”) hereby file a third amended plan supplement (the “Third Amended Plan Supplement”)2 in support of the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 931] (as amended, modified or supplemented from time to time, the “Plan”),3 filed in these chapter 11 cases on August 27, 2015.

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Allied Nevada Gold Corp. (7115); Allied Nevada Gold Holdings LLC (7115); Allied VGH Inc. (3601); Allied VNC Inc. (3291); ANG Central LLC (7115); ANG Cortez LLC (7115); ANG Eureka LLC (7115); ANG North LLC (7115); ANG Northeast LLC (7115); ANG Pony LLC (7115); Hasbrouck Production Company LLC (3601); Hycroft Resources & Development, Inc. (1989); Victory Exploration Inc. (8144); and Victory Gold Inc. (8139). The corporate headquarters for each of the above Debtors are located at, and the mailing address for each of the above Debtors, except Hycroft Resources & Development, Inc., is 9790 Gateway Drive, Suite 200, Reno, NV 89521. The mailing address for Hycroft Resources & Development, Inc. is P.O. Box 3030, Winnemucca, NV 89446.
[2]	An original plan supplement was filed on September 18, 2015 [Docket No. 1024] (the “Original Plan Supplement”), an amended plan supplement was filed on September 25, 2015 [Docket No. 1060] (the “Amended Plan Supplement”), and a second amended plan supplement was filed on October 5, 2015 [Docket No. 1122] (the “Second Amended Plan Supplement” and, together with the Original Plan Supplement, the Amended Plan Supplement, and the Third Amended Plan Supplement, the “Plan Supplement”). Redlines appended to this Third Amended Plan Supplement reflect modifications made to certain documents included in the Original Plan Supplement, Amended Plan Supplement and/or Second Amended Plan Supplement.
[3]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Third Amended Plan Supplement includes the following documents, as may be modified, amended, or supplemented from time to time:

•	Exhibit F – New Warrant Agreement[4]

•	Exhibit F-1 – Redline New Warrant Agreement

PLEASE TAKE FURTHER NOTICE that the documents contained in the Plan Supplement are integral to and part of the Plan and, if the Plan is confirmed, the documents in the Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order; provided, however, that the Confirmation Order shall not be deemed to be an approval or authorization of the specific terms of the Management Incentive Plan or the Post-Emergence Key Employee Retention Plan.

PLEASE TAKE FURTHER NOTICE that the documents contained in the Plan Supplement are drafts and the Debtors reserve the right, subject to the terms and conditions set forth in the Plan, the Amended and Restated Restructuring Support Agreement, and the Exit Facility Commitment Letter, to add additional documents to the Plan Supplement or to alter, amend, modify, or supplement any document in the Plan Supplement.

PLEASE TAKE FURTHER NOTICE that the Plan, the Disclosure Statement, the Plan Supplement, as well as further information regarding these chapter 11 cases are available for inspection on the Bankruptcy Court’s website at www.deb.uscourts.gov, or free of charge on the Debtors’ restructuring website at https://cases.primeclerk.com/alliednevadagold.

[4]	The form of New Warrant is included as an Exhibit to the New Warrant Agreement.

Wilmington, Delaware Date: October 7, 2015	BLANK ROME LLP
	By:	/s/ Stanley B. Tarr

Stanley B. Tarr (No. 5535)

Michael D. DeBaecke (No. 3186)

Victoria A. Guilfoyle (No. 5183)

1201 N. Market Street, Suite 800

Wilmington, Delaware 19801

Telephone: (302) 425-6400

Facsimile: (302) 425-6464

-and-

AKIN GUMP STRAUSS HAUER & FELD LLP

Ira S. Dizengoff (admitted pro hac vice)

Philip C. Dublin (admitted pro hac vice)

Alexis Freeman (admitted pro hac vice)

Matthew C. Fagen (admitted pro hac vice)

One Bryant Park

New York, New York 10036

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

Co-Counsel to the Debtors and Debtors in Possession

Pursuant to Regulation S-K Item 601(b)(2), the following exhibit to Exhibit 2.6 has been omitted. The Company agrees to furnish supplementally a copy of the omitted exhibit to the Commission upon request.

Exhibit F-1—Redline New Warrant Agreement

EXHIBIT F

New Warrant Agreement

WARRANT AGREEMENT1

THIS WARRANT AGREEMENT (as amended, restated, amended and restated or otherwise modified from time to time, this “Agreement”) is made as of the [●] day of [●], 2015, between Hycroft Mining Corporation2, a Delaware corporation (herein called the “Company”), and Computershare Inc. a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N. A., a federally chartered trust company, collectively as warrant agent (together with their respective successors and assigns, the “Warrant Agent”).

WHEREAS, on March 10, 2015, the Company and certain of its domestic direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Company proposes to issue shares of New Common Stock (as defined below) pursuant to the order of the Bankruptcy Court, Case No. 15-110503, and under the Plan of Reorganization (as defined below) in connection with the reorganization of the Debtors under the Bankruptcy Code;

WHEREAS, the Company proposes to issue under the Plan of Reorganization, on the Effective Date (as defined below), warrants (the “Warrants”) to purchase, in the aggregate, that number of shares of New Common Stock equal to the Warrant Share Number, which number initially equals [                ] shares of New Common Stock (such number being the “Initial Warrant Share Number” referred to herein), each Warrant initially entitling the Holder (as defined below) thereof to purchase one (1) share of New Common Stock, at the Exercise Price (as defined below), such Warrants being issued under the Plan of Reorganization to all holders of Subordinated Securities Claims (as defined below) and Existing Common Stock (as defined below) on a Pro Rata (as defined below) basis;

WHEREAS, the Warrants are being issued under, and upon the terms and conditions set forth in, the Plan of Reorganization in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration and prospectus delivery requirements of the Securities Act and of any applicable states securities or “blue sky” laws;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

[1]	NTD: This Agreement is subject to the review and comment by the Warrant Agent and the Depositary and may be further revised to address any comments provided by such parties.
[2]	NTD: Prior to the effective date of the plan of reorganization, it is expected that the name of Allied Nevada Gold Corp. will be changed to Hycroft Mining Corporation.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Accredited Investor” shall mean an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(b) “Adjusted Equity Value” shall mean, on any Exercise Date, the sum of (i) the product of (A) all of the outstanding unsecured debt of the Debtors immediately prior to the Effective Date (including, but not limited to, (x) all principal and accrued and unpaid interest (including post-petition interest at the default rate) on the Notes, and (y) all other Unsecured Claims) and (B) 1.10,3 plus (ii) the aggregate amount of New Second Lien Convertible Notes (including all PIK Interest and accrued and unpaid interest) that were converted into shares of New Common Stock prior to 5:00 p.m. (New York City time) on such Exercise Date plus (iii) the aggregate amount of New Second Lien Convertible Notes (including all PIK Interest and accrued and unpaid interest) that is outstanding as of 5:00 p.m. (New York City time) on such Exercise Date. The Adjusted Equity Value with respect to any Exercise Date during any Liquidity Event Exercise Period shall be determined by treating any conversion, repayment or retirement of New Second Lien Convertible Notes that takes place in connection with such Liquidity Event as having occurred prior to 5:00 p.m. (New York City time) on such Exercise Date. As of the date of this Agreement, the Adjusted Equity Value is $[        ], which amount was calculated utilizing an assumed amount of Allowed Capital Lease Deficiency Claims equal to $10,200,000. After the amount of any Allowed Capital Lease Deficiency Claim becomes known to the Reorganized Debtors, the Company shall recalculate the Adjusted Equity Value as of the date such amount becomes known and shall notify the Warrant Agent of the Adjusted Equity Value calculated utilizing such known amount; provided, that until such time as the amount of any Allowed Capital Lease Deficiency Claim becomes known to the Reorganized Debtors, the Adjusted Equity Value will be calculated utilizing the assumed amount of such Allowed Capital Lease Deficiency Claim included as part of the $10,200,000 amount referred to in the immediately preceding sentence.

(c) “Affiliate” shall mean, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under direct or indirect common control with the specified Person. The term “control” includes the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Beneficial Holder” shall mean any Person that holds beneficial interests in a Global Warrant Certificate.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is closed.

[3]	NTD: The Debtors estimate that the amount in clause (i) of the definition of “Adjusted Equity Value” is estimated to be in a range of $402,700,000.

(g) “Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

(h) “Cheap Stock Factor” shall mean, on any Exercise Date, one (1), as the same may be adjusted from time to time pursuant to Section 5.1(c) prior to 5:00 p.m. (New York City time) on such Exercise Date.

(i) “Company” shall have the meaning set forth in the preamble until a successor Person shall have become such pursuant to the applicable provisions of this Agreement and thereafter “Company” shall mean such successor Person.

(j) “Consenting Noteholders” shall have the meaning set forth in the Plan of Reorganization.

(k) “Conversion Share Number” shall mean, on any Exercise Date, with respect to any conversion of the New Second Lien Convertible Notes, the number of shares of New Common Stock that were issued upon conversion of such New Second Lien Convertible Notes prior to 5:00 p.m. (New York City time) on such Exercise Date, as such number may be adjusted from time to time pursuant to Article V prior to 5:00 p.m. (New York City time) on such Exercise Date.

(l) “Converted Share Number” shall mean, on any Exercise Date, the sum of the respective Conversion Share Numbers as of such Exercise Date with respect to each conversion of New Second Lien Convertible Notes that has occurred prior to 5:00 p.m. (New York City time) on such Exercise Date.

(m) “Convertible Securities” shall mean any securities (directly or indirectly) convertible into or exchangeable for New Common Stock, but excluding Options.

(n) “Delivery Deadline” shall mean, with respect to exercise of any Warrant, the date that is five (5) Business Days after the applicable Exercise Date.

(o) “Effective Date” shall mean the date upon which all conditions precedent to the effectiveness of the Plan of Reorganization have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, and on which the transactions to occur on the Effective Date pursuant to the Plan of Reorganization become effective or are consummated.

(p) “Eligible Party” shall mean any entity in which, as of immediately after the corresponding Liquidity Event transaction, either (i) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly (including by or through the Company or any other entity), an aggregate of 10% or less of the total voting power of the Voting Securities of such entity, or (ii) an aggregate of 90% or more of the total voting power of the Voting Securities of such entity is owned, directly or indirectly, by Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction or Affiliates of such Persons; provided, however, that this clause (ii) shall not apply if any of the Persons described in this clause (ii) are Liquidity Event Restricted Persons.

(q) “Equity Committee” shall have the meaning set forth in the Plan of Reorganization.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Excluded Issuance” shall mean (i) issuances of the New Second Lien Convertible Notes and issuances of Securities upon conversion of the New Second Lien Convertible Notes, (ii) issuances of stock, Options and Convertible Securities to any Person in connection with the refinancing or repayment of the New Second Lien Convertible Notes (or of any indebtedness, debt securities or equity securities issued pursuant to any initial or successive refinancing of the New Second Lien Convertible Notes) so long as such stock, Options or Convertible Securities that are issued to such Person(s) are no more dilutive to the Warrants than the indebtedness, debt securities or equity securities being refinanced (except for increased dilution that results from (x) the principal or stated amount of the refinancing indebtedness, debt securities or equity securities being greater than the principal or stated amount of the indebtedness, debt securities or equity securities being refinanced on account of the repayment of accrued interest or dividends, premiums and fees and expenses in connection with such refinancing and (y) the refinancing indebtedness, debt securities or equity securities having a later maturity date than the indebtedness, debt securities or equity securities being refinanced), (iii) issuances of stock, Options and Convertible Securities upon exercise, conversion or exchange of any stock, Options and Convertible Securities that were issued in any issuance described in clause (i) or (ii) above, and (iv) issuances of any Securities pursuant to the Plan of Reorganization.

(t) “Exercise Date” shall mean, in connection with the exercise of any Warrant, any Business Day on or prior to the Expiration Date on which all conditions to due exercise of such Warrant specified in Article IV have been satisfied.

(u) “Exercise Deadline” shall mean 5:00 p.m. New York City time on the earlier of (i) the seven (7) year anniversary of the Effective Date and (ii) if a Liquidity Event occurs prior to the date specified in clause (i), the date that is the later of (x) the date that is twenty (20) Business Days after the Company delivers a Liquidity Event Notice in respect of such Liquidity Event to each Registered Holder at such Registered Holder’s address appearing on the Warrant Registrar in accordance with Section 10.2 and (y) the date that is three (3) Business Days prior to the date of consummation of such Liquidity Event.

(v) “Exercise Period” shall mean the period commencing on the Effective Date and ending at the Exercise Deadline.

(w) “Exercise Price” shall mean, on any Exercise Date, the price per Warrant Share at the time of exercise of the Warrants, equal to the product of (i) the amount obtained by dividing (A) the Adjusted Equity Value on such Exercise Date by (B) the Total Share Number on such Exercise Date multiplied by (ii) the Cheap Stock Factor on such Exercise Date. Upon any adjustment from time to time to the Initial Share Number or any Conversion Share Number in accordance with Article V, the Exercise Price shall adjust automatically by virtue of, and in accordance with, the definition of Total Share Number.

(x) “Existing Common Stock” shall mean the common stock, par value $0.001 per share, of the Company outstanding immediately prior to the Effective Date.

(y) “Expiration Date” shall mean the day on which the Exercise Deadline occurs.

(z) “Fair Market Value” shall mean, on any date, the fair market value per share of New Common Stock as determined by the Board in good faith. In determining Fair Market Value of the New Common Stock, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, without regard to the lack of liquidity of the New Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure to the buyer of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding New Common Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all Securities then outstanding that are convertible into or exchangeable for New Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of New Common Stock or Securities convertible into or exchangeable for shares of New Common Stock; provided, that such assumption shall not include those Securities, rights and warrants (i) owned or held by or for the account of the Company or any of its direct or indirect subsidiaries, or (ii) convertible or exchangeable into New Common Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value. The Company shall not be required to obtain a fairness, valuation or other opinion in connection with any determination of Fair Market Value.

(aa) “Family Member” shall mean, with respect to any individual, (i) any Related Person of such individual or (ii) any trust the sole beneficiaries of which are such individual or one or more of such individual’s Related Persons.

(bb) “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(cc) “Initial Share Number” shall mean, on any Exercise Date, the number of shares of New Common Stock that were issued and outstanding as of the Effective Date to the holders of Unsecured Claims (or 3,000,000 shares), as the same may be adjusted from time to time pursuant to Article V prior to 5:00 p.m. (New York City time) on such Exercise Date.

(dd) “Initial Warrant Share Number” shall mean the product of (i) [                    ] (i.e., the Total Share Number on the Effective Date) multiplied by (ii) the quotient of (A) 17.5 divided by (B) 82.5.

(ee) “Joinder Agreement” shall mean a joinder agreement to the Stockholders Agreement, the form of which is attached as an exhibit to the Stockholders Agreement.

(ff) “Liquidity Event” shall mean the consummation of:

(i) a sale, conveyance or disposition of all or substantially all of the assets of the Reorganized Debtors and any direct and/or indirect subsidiaries of the Company taken as a whole (including by or through the sale or other disposition of the outstanding capital stock or other outstanding equity interests of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Company, if (A) substantially all of the assets of the Reorganized Debtors and any direct and/or indirect subsidiaries of the Company, taken as a whole, are held by such subsidiary or subsidiaries and (B) immediately after any such transaction either (1) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly (including by or through the Company or any other entity), an aggregate of 10% or less of the total voting power of the Voting Securities of such subsidiary or subsidiaries, or (2) an aggregate of 90% or more of the total voting power of the Voting Securities of such subsidiary or subsidiaries is owned, directly or indirectly, by Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction or Affiliates of such Persons; provided, however, that this clause (2) shall not apply if any of the Persons described in this clause (2) are Liquidity Event Restricted Persons), in any case under this clause (i), to or with an Eligible Party;

(ii) a reorganization, merger, share exchange, consolidation or other business combination of the Company with or into any other entity in which transaction either (A) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly, immediately after such transaction an aggregate of 10% or less of the total voting power of the Voting Securities of the Company or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such other entity, or (B) Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction, or Affiliates of such Persons, own immediately after such transaction an aggregate of 90% or more of the total voting power of the Voting Securities of the Company or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such other entity; provided, however, that this clause (B) shall not apply if any of the Persons described in this clause (B) are Liquidity Event Restricted Persons; or

(iii) the sale or other disposition (in one transaction or a series of related transactions) of outstanding Voting Securities of the Company representing in the aggregate 90% or more of the total voting power of the Voting Securities of the Company (after giving effect to such sale or other disposition) to any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of Persons, but only if as of immediately following such sale or other disposition the Company would constitute an Eligible Party.

For purposes of determining the Company’s stockholders as of immediately prior to any transaction that is described in clause (i), (ii) or (iii) above, if any such transaction is consummated through a series of related transactions (including a combination of different types or forms of transactions described in any of clauses (i), (ii) or (iii) above), then such determination shall be made as of immediately prior to the first transaction in such series of related transactions.

(gg) “Liquidity Event Exercise Period” shall mean, for any Liquidity Event, the period commencing on the date the Liquidity Event Notice in respect thereof is given pursuant to Section 4.2(c) and ending on the Exercise Deadline.

(hh) “Liquidity Event Restricted Person” shall mean any Person who is (i) a member, or has the right to appoint or designate a member, of the board of directors (or similar governing body) of the Reorganized Debtors or of any direct and/or indirect subsidiary of the Company, (ii) a member of management of the Reorganized Debtors or of any direct and/or indirect subsidiary of the Company, (iii) a Consenting Noteholder who owned Notes as of immediately prior to the Effective Date, or (iv) any Affiliate of any Person described in clause (i), (ii), or (iii).

(ii) “Management Incentive Plan” shall mean any management incentive plan that the Board implements that provides for the issuance of Options and/or other equity-based compensation to the management and directors of the Company.

(jj) “National Securities Exchange” shall mean any national securities exchange that is registered with the Securities Exchange Commission under Section 6(a) of the Exchange Act.

(kk) “New Common Stock” shall mean the class of common stock, $0.001 par value per share, authorized for issuance by the Company on the Effective Date.

(ll) “New Second Lien Convertible Note Indenture” shall mean the Indenture, dated as of the Effective Date, between the Company, as issuer, and [                    ], as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.

(mm) “New Second Lien Convertible Notes” shall mean those notes issued by the Company pursuant to the New Second Lien Convertible Note Indenture, as such notes may be amended, supplemented, amended and restated, modified, increased, replaced, reissued or extended from time to time.

(nn) “Notes” shall mean the 8.75% senior unsecured notes due 2019 issued by the Company pursuant to that certain indenture, dated as of May 25, 2012, between the Company and Computershare Trust Company of Canada, as trustee.

(oo) “Options” shall mean any warrants or other rights or options to subscribe for or purchase New Common Stock or Convertible Securities.

(pp) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

(qq) “Per Warrant Share Number” shall mean, on any Exercise Date, the product of (i) the quotient of (A) the Warrant Share Number on such Exercise Date divided by (B) the Initial Warrant Share Number on such Exercise Date, multiplied by (ii) the quotient of (x) one (1) divided by (y) the Cheap Stock Factor on such Exercise Date. Upon any adjustment from time to time to the Initial Share Number or any Conversion Share Number in accordance with Article V, the Per Warrant Share Number shall adjust automatically by virtue of, and in accordance with, the definition of Total Share Number and, thus, the definition of Warrant Share Number.

(rr) “Petition Date” shall mean March 10, 2015.

(ss) “PIK Interest” shall mean the interest on the New Second Lien Convertible Notes that is paid in kind.

(tt) “Plan of Reorganization” shall mean the Debtors’ joint chapter 11 plan of reorganization, as may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code, the Bankruptcy Rules, the Amended and Restated Restructuring Support Agreement and the Exit Facility Commitment Letter (each as defined in the Plan of Reorganization), as finally approved by the Bankruptcy Court.

(uu) “Pro Rata” shall have the meaning set forth in the Plan of Reorganization.

(vv) “Qualified Institutional Buyer” shall mean a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(ww) “Related Person” shall mean, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

(xx) “Reorganized Debtors” shall mean, collectively, (i) the Company, (ii) Allied Nevada Gold Holdings LLC, (iii) Allied VGH Inc., (iv) Allied VNC Inc., (v) ANG Central LLC, (vi) ANG Cortez LLC, (vii) ANG Eureka LLC, (viii) ANG North LLC, (ix) ANG Northeast LLC, (x) ANG Pony LLC, (xi) Hasbrouck Production Company LLC, (xii) Hycroft Resources & Development, Inc., (xiii) Victory Exploration Inc., and (xiv) Victory Gold Inc., in each case, as reorganized under the Plan of Reorganization.

(yy) “Requisite Consenting Noteholders” shall have the meaning set forth in the Plan of Reorganization.

(zz) “Requisite Exit Facility Lenders” shall have the meaning set forth in the Plan of Reorganization.

(aaa) “Restricted Person” shall mean (i) a holder of a Note as of immediately prior to the Effective Date (for so long as such Person continues to hold any equity securities or debt securities of the Reorganized Debtors), (ii) an Affiliate of any holder of a Note as of immediately prior to the Effective Date or of the Reorganized Debtors; provided, however, that any Person that acquires stock, Options or Convertible Securities at different times as part of a series of related transactions shall not be deemed an Affiliate of the Reorganized Debtors for purposes of any issuance of such stock, Options or Convertible Securities if such Person was not an Affiliate of the Reorganized Debtors immediately prior to the first transaction in such series of related transactions, and (iii) an employee, officer or director of any holder of a Note as of immediately prior to the Effective Date or of the Reorganized Debtors.

(bbb) “Securities” shall mean any instruments that constitute such under Section 2(a)(1) of the Securities Act, including the New Common Stock.

(ccc) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ddd) “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of the date hereof, by and among the Company and the stockholders of the Company, as amended, supplemented, amended and restated, or otherwise modified from time to time.

(eee) “Subordinated Securities Claims” shall have the meaning set forth in the Plan of Reorganization.

(fff) “Total Share Number” shall mean, on any Exercise Date, the sum of (without duplication) (i) the Initial Share Number as of such Exercise Date, (ii) the Converted Share Number as of such Exercise Date and (iii) the number of shares of New Common Stock that are issuable upon full conversion of the amount of New Second Lien Convertible Notes outstanding as of 5:00 p.m. (New York City time) on such Exercise Date. The Total Share Number with respect to any Exercise Date (x) during any Liquidity Event Exercise Period shall be determined by treating any conversion, repayment or retirement of New Second Lien Convertible Notes that takes place during such Liquidity Event Exercise Period as having occurred prior to 5:00 p.m. (New York City time) on such Exercise Date and (y) shall be determined after giving effect to any adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor pursuant to Sections 5.1(a), (b) or (c) the effective time for which is prior to or immediately after the open of business on such Exercise Date. For the avoidance of doubt, the Total Share Number shall not include any Warrant Shares. As of the date of this Agreement, the Total Share Number is [                ].

(ggg) “Transfer” shall mean any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Warrants (including the granting of any option or entering into any agreement for the future sale, transfer or other disposition of Warrants), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

(hhh) “Unsecured Claims” shall have the meaning set forth in the Plan of Reorganization.

(iii) “Voting Securities” shall mean, with respect to any Person, the Securities of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

(jjj) “Warrant Share Number” shall mean, on any Exercise Date, the product of (i) the Total Share Number on such Exercise Date multiplied by (ii) the quotient of (A) 17.5 divided by (B) 82.5.

(kkk) “Warrant Shares” shall mean shares of New Common Stock or such other securities or property as shall be issuable upon exercise of Warrants as provided in Section 5.1(d).

Section 1.2 Table of Defined Terms.

Term	Section
Additional Shares of New Common Stock	Section 5.1(c)(ii)
Agreement	Preamble
Appropriate Officer	Section 3.3(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Cashless Exercise	Section 4.4(b)
Company	Preamble
Debtors	Recitals
Delivery Deadline	Section 4.5(d)
Depositary	Section 3.2(b)
Exercise Amount	Section 4.5(a)
Exercise Form	Section 4.3(a)
Fundamental Change	Section 5.1(d)
Funds	Section 4.3(e)
Global Warrant Certificates	Section 3.2(a)
Individual Warrants	Section 3.1
Individual Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Liquidity Event Notice	Section 4.2(d)
Recipient	Section 4.4(b)
Registered Holder	Section 3.4(d)
Warrants	Recitals
Warrant Agent	Preamble
Warrant Certificates	Section 3.2(a)
Warrant Register	Section 3.4(b)
Warrant Representative Compensation	Section 9.2

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Warrants upon the express terms and subject to the conditions herein set forth (and no implied terms), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III

WARRANTS

Section 3.1 Issuance of Warrants. On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on the Effective Date the Company will issue Warrants to purchase Warrant Shares in an aggregate number equal to the Warrant Share Number, which number is subject to adjustment in accordance with the terms of this Agreement, to holders of Subordinated Securities Claims as of the Distribution Record Date (as defined in the Plan of Reorganization) and holders of Existing Common Stock as of the Distribution Record Date on a Pro Rata basis. [As of the date of this Agreement, the Pro Rata portion of the Warrant Share Number of each holder of Subordinated Securities Claims or Existing Common Stock, expressed as a percentage, is as set forth on Appendix I hereto.]4 On the Effective Date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Warrant Certificates evidencing a portion of the Warrants. On the Effective Date, the Company will deliver, or cause to be delivered, to the Registered Holders of the remainder of the Warrants (“Individual Warrants”) Individual Warrant Certificates evidencing such Individual Warrants. The Company shall promptly notify the Warrant Agent in writing upon the occurrence of the Effective Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Effective Date has not occurred.

Section 3.2 Form of Warrant.

(a) Subject to Section 6.1 of this Agreement, the Warrants shall be issued either (i) in certificated form in the form of one or more individual certificates (the “Individual Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-1 attached hereto, or (ii) in certificated form in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto. The Individual Warrant Certificates and Global Warrant Certificates (collectively, the “Warrant Certificates”) may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, may have such letters, numbers or other marks of identification if required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange.

(b) The Global Warrant Certificates shall be deposited on or after the Effective Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”), and held for the benefit of the Beneficial Holders thereof. Each Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

(c) Warrant Certificates shall represent, only whole numbers of Warrants.

[4]	NTD: Debtors to confirm whether the information for Appendix I can be obtained.

Section 3.3 Execution of Warrant Certificates.

(a) The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, any Vice President, its Treasurer or any other officer approved by the Board (each, an “Appropriate Officer”). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b) If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned by manual or facsimile signature of the Warrant Agent or delivered or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement any such person was not an Appropriate Officer.

Section 3.4 Registration and Countersignature.

(a) Upon receipt of a written order of the Company, the Warrant Agent shall, upon receipt of the Warrant Certificates duly executed on behalf of the Company, either manually or by facsimile signature countersign one or more Warrant Certificates evidencing Warrants and deliver such Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as one or more Individual Warrant Certificates and the number of Warrants that are to be issued as one or more Global Warrant Certificates, and the Company is delivering such a written order to the Warrant Agent contemporaneously with its execution and delivery of this Agreement. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

(b) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been either manually or by facsimile signature countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. Subject to Section 8.1, no service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer of Warrants unless and until it is reasonably satisfied that all such payments required by the immediately preceding sentence have been made.

(d) Prior to due presentment for registration of transfer or exchange of any Warrant Certificate evidencing any Warrant in accordance with the procedures set forth in this Agreement, the

Company and the Warrant Agent may deem and treat the Person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone), for the purpose of any exercise thereof, any distribution in respect thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

Section 3.5 Legends. Each Warrant Certificate originally issued to a Holder, or issued upon registration of transfer of, or upon exchange for or in lieu of, any Warrant Certificate shall bear or shall be deemed to bear (even if such certificate does not actually bear such legends) (and the Warrants evidenced thereby shall be subject to the restrictions set forth in) the following legends:

“THIS WARRANT HAS BEEN, AND THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE WARRANTS AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO HYCROFT MINING CORPORATION (THE “COMPANY”) AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [            ], 2015 (THE “WARRANT AGREEMENT”), BETWEEN THE COMPANY AND THE WARRANT AGENT NAMED THEREIN. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS WARRANT A COPY OF THE WARRANT AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS WARRANT, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT MADE AS OF [            ], 2015, TO WHICH THE COMPANY AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OF TRANSFER OF THESE WARRANT SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT A COPY OF THE CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

Each Holder shall be deemed to have actual knowledge of the terms, provisions, restrictions and conditions set forth in this Agreement (including, without limitation, the restrictions on Transfer set forth in Article VI hereof) for all purposes of this Warrant Agreement and applicable law (including, without limitation, the Delaware General Corporation Law and the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction), whether or not any certificate evidencing Warrants owned or held by such Holder bears the legends set forth in this Section 3.5 or whether or not any such Holder received a separate notice of such terms, provisions, restrictions and conditions.

ARTICLE IV

TERMS AND EXERCISE OF WARRANTS

Section 4.1 Exercise Price. From time to time on any Business Day during the Exercise Period, each Warrant shall entitle (i) in the case of Individual Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, the Beneficial Holder thereof (any Registered Holder or Beneficial Holder described in clause (i) or clause (ii), a “Holder”), subject to the provisions of such Warrant and of this Agreement, to purchase from the Company (and the Company shall issue and sell to each Holder) a number of Warrant Shares equal to the Per Warrant Share Number on such Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on such Exercise Date.

Section 4.2 Exercise Period; Expiration Date; Liquidity Event.

(a) All or any whole number of Warrants may be exercised in accordance with Section 4.3 below by the Holder thereof at any time and from time to time during the Exercise Period. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under this Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof.

(b) Any solicitation, negotiation or closing of a Liquidity Event shall be subject to the sole and absolute discretion of the Company and the holders of New Common Stock. The Company and/or holders of New Common Stock will determine in their sole discretion whether to effect or consummate a Liquidity Event.

(c) The Company shall use commercially reasonable efforts to provide at least ten (10) Business Days prior written notice to all Registered Holders in accordance with Section 10.2 of any Liquidity Event (a “Liquidity Event Notice”) (and that Cashless Exercise may be elected with respect thereto). If the Company uses commercially reasonable efforts to deliver such notice, then any failure of the Company to deliver such notice shall not in any way impair or affect the validity of any Liquidity Event or the expiration of Warrants on the Expiration Date. Any Liquidity Event Notice may (but shall not be required to) specify conditions to which consummation of the Liquidity Event is subject and, in any event, shall not give rise to any obligation of the Company or any holders of New Common Stock to consummate, or assist in the consummation of, such Liquidity Event.

Section 4.3 Method of Exercise.

(a) Subject to the provisions of the Warrants and this Agreement, a Holder may exercise such Holder’s right to purchase the Warrant Shares as to all or any whole number of Warrants, no later than the Exercise Deadline, by (i)(x) in the case of Persons who hold Individual Warrants, providing an exercise form for the election to exercise such Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the Registered Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to the Warrant Agent, and (y) in the case of Warrants evidenced by a Global Warrant Certificate held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, providing an Exercise Form substantially in the form of Exhibit B-2 hereto, properly completed and duly executed by the Beneficial Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to its broker for further distribution to the Warrant Agent, and causing the exercising participant whose name appears on a securities position listing of the Depositary as the holder of such interest in such Warrants held through the Depositary to comply with the Depositary’s procedures relating to the exercise of such interest in such Warrants held through the Depositary, and (ii) delivering to the Warrant Agent a Joinder Agreement that has been duly executed and delivered by the Recipient of the Warrant Shares issuable upon exercise of such Warrants.

Upon any exercise of Warrants held through the Depositary as specified in clause (y) of the preceding paragraph, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants so exercised.

(b) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms; provided, however, that if such exercise is made in connection with a Liquidity Event, such exercise shall be deemed conditioned on the consummation of such Liquidity Event.

(c) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the Person submitting such Exercise Form or other document) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company, no later than five (5) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information and (C) such other information as the Company shall reasonably require;

(v) if requested by the Company and provided with the Warrant Shares and all other necessary information, liaise with the Depositary and endeavor to deliver the Warrant Shares to the relevant accounts at the Depositary in accordance with its customary requirements; and

(vi) account promptly to the Company with respect to Warrants exercised and promptly deposit all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants in the account of the Company maintained with the Warrant Agent for such purpose.

(d) The Company reserves the right to reasonably reject any and all Exercise Forms that are not in proper form in any material respect (including if an Exercise Form specifies delivery of Warrant Shares to an Improper Recipient) and the Company shall not incur any liability for any such rejection. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. The Company shall give prompt written notice of rejection to each Holder whose Exercise Form is rejected in accordance with the first sentence of this Section 4.3(d). Subject to the immediately preceding sentence, neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(e) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of its services and obligations hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Any interest, dividends or other earnings in connection with such deposits shall be held in such bank accounts and shall constitute and form a part of the Funds.

(f) The Warrant Agent shall forward Funds received for Warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(g) In the event of a cash exercise of Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as follows: [issuer to fill in calculation method]5

(h) In the event of a Cashless Exercise, the Company shall provide cost basis for Warrant Shares issued pursuant to such Cashless Exercise at the time the Company provides the Cashless Exercise ratio to the Warrant Agent pursuant to this Article IV.

[5]	To be discussed with Warrant Agent.

Section 4.4 Issuance of Shares of New Common Stock.

(a) Upon exercise of any Warrants pursuant to Section 4.3, the delivery to the Warrant Agent of a Joinder Agreement that has been duly executed and delivered by the applicable Recipient and, if applicable, clearance of the funds in payment of the Exercise Amount, the Company shall promptly at its expense, and in no event later than the applicable Delivery Deadline, calculate and cause to be issued to or upon the order of the Holder of such Warrants the total number of whole Warrant Shares for which such Warrants are being exercised:

(i) in the case of a Beneficial Holder who holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such Person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii) in the case of a Registered Holder who holds the Warrants being exercised, a book-entry interest in the shares of New Common Stock registered on the books of the Company’s transfer agent or, at the Registered Holder’s option, by delivery to the address designated by such Registered Holder on its Exercise Form of a physical certificate representing the number of Warrant Shares to which such Registered Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder;

provided, however, that (x) no Exercise Form shall specify that Warrant Shares be delivered to, or for the account of, any Person to whom the Holder would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) (any such Person, an “Improper Recipient”) and (y) if any exercise of a Warrant is made during a Liquidity Event Exercise Period and all shares of New Common Stock are to be cancelled, terminated or exchanged in connection with the applicable Liquidity Event, then the Company may, at its option, elect not to issue Warrant Shares to the Recipient so long as appropriate provision is made such that the Recipient receives the cash, securities or other property that the Recipient would have received in connection with such Liquidity Event if it held the Warrant Shares for which such Warrants are being exercised (but the Recipient shall be deemed to be bound by the terms and provisions of the Stockholders Agreement and the Certificate of Incorporation, including the terms and provisions set forth in Article III of the Stockholders Agreement and Section 7 of the Certificate of Incorporation).

(b) As to any Warrant that has been properly and timely exercised, the Holder of such Warrant or the Person directed by such Holder as specified in Section 4.4(a) (which shall not be an Improper Recipient) (the “Recipient”) shall be deemed to be the holder of record of the Warrant Shares issuable upon exercise of such Warrant as of immediately prior to 5:00 p.m. (New York City time) on the applicable Exercise Date. At such time, subject to Section 5.1(i), the Warrant Shares issuable upon such exercise as provided in Section 4.5 shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares, subject to the terms of the Stockholders Agreement and the Certificate of Incorporation. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

Section 4.5 Exercise of Warrant.

(a) Right to Exercise by Cash Payment. Warrants may be exercised by the Holders thereof at any time and from time to time during the Exercise Period by delivery of payment to the Warrant Agent, for the account of the Company, in cash by certified or bank cashier’s check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price on the Exercise Date multiplied by the product of the number of Warrants being exercised and the Per Warrant Share Number on such Exercise Date and, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the “Exercise Amount”)).

(b) Cashless Exercise. In lieu of exercising Warrants by cash payment pursuant to Section 4.5(a), Holders may exercise Warrants for Warrant Shares as provided in this Section 4.5(b) (a “Cashless Exercise”) at any time and from time to time prior to the Exercise Deadline only (i) during a Liquidity Event Exercise Period; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of such Liquidity Event, or (ii) if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, by the surrender in the case of each of clause (i) and clause (ii), to the Warrant Agent of a duly executed and properly completed Exercise Form marked to reflect election of a Cashless Exercise with respect to a specified number of Warrants. Upon a Cashless Exercise with respect to a particular number of Warrants and elected on the Exercise Form, the Company shall calculate and, subject to the terms of Section 4.4, deliver or cause to be delivered to the Holder (without delivery by the Holder of any Exercise Amount or any cash or other consideration (except to the extent set forth in Section 8.1)) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 4.7) equal to the quotient obtained by dividing (x) the value of such Warrants on the Exercise Date to which the Exercise Form relates, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Warrant Shares immediately prior to the Cashless Exercise from (B) the aggregate Fair Market Value of the Warrant Shares issuable upon exercise of such Warrants on the Exercise Date to which the Exercise Form relates by (y) the Fair Market Value of one Warrant Share on the Exercise Date to which the Exercise Form relates. Expressed as a formula, such Cashless Exercise shall be computed as follows:

X =	B – A
Y

Where:	X =	the number of Warrant Shares issuable to the Holder in respect of such Cashless Exercise

	Y =	the Fair Market Value of one Warrant Share on the Exercise Date to which the Exercise Form relates

	A =	the aggregate Exercise Amount for the Warrants as to which Cashless Exercise has been elected (i.e., the Exercise Price on the applicable Exercise Date multiplied by the product of the number of such Warrants as to which Cashless Exercise has been elected and the Per Warrant Share Number on the applicable Exercise Date, plus, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of the applicable Warrants and the exchange of such Warrants for Warrant Shares)

	B =	the aggregate Fair Market Value of the Warrant Shares as to which Cashless Exercise has been elected (i.e., Fair Market Value of one Warrant Share on the applicable Exercise Date multiplied by the product of the number of Warrants as to which Cashless Exercise has been elected and the Per Warrant Share Number on the applicable Exercise Date)

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon Cashless Exercise by the applicable Holder.

(c) Determination of the Number of Shares of New Common Stock to be Issued. The number of Warrant Shares to be issued on each Cashless Exercise of Warrants will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.5. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.5, is accurate or correct.

Section 4.6 Reservation of Shares. The Company covenants that, prior to the Exercise Deadline, the Company will at all times reserve and keep available, from its authorized and unissued New Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of Warrant Shares and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, use commercially reasonable efforts to take all steps necessary to increase the authorized number of shares of New Common Stock if at any time the authorized number of shares of New Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the Warrant Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares issuable upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all taxes (subject to Section 8.1), liens, security interests, charges and other encumbrances or restrictions of any kind (other than (x) restrictions set forth in the Stockholders Agreement, (y) restrictions set forth in the Certificate of Incorporation and (z) any applicable restrictions under federal and state securities laws) and free and clear of all preemptive rights or similar rights of stockholders, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Warrant Shares are then listed. The Company covenants that the stock certificates, if any, issued to evidence any Warrant Shares issued upon exercise of Warrants will comply with applicable law.

Section 4.7 Fractional Shares. If any exercise of a Warrant results in a fraction of a share of New Common Stock, the Company shall have the option, in its sole discretion, to elect to make a cash payment in respect of such fractional share in lieu of issuing such fractional share. If the Company elects to make such a cash payment, the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of New Common Stock and concurrently pay or provide to the Warrant Agent for payment to the Holder of the Warrant an amount in cash equal to the product of (a) such fraction of a share of New Common Stock and (b) the Fair Market Value of a share of New Common Stock on the applicable Exercise Date. All shares of New Common Stock issuable upon exercise of more than one Warrant by a Holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. Computershare shall have no obligation to make any cash payments in respect of fractional shares under this Section unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

Section 4.8 Redemption. The Warrants shall not be redeemable by the Company or any other Person.

ARTICLE V

ADJUSTMENT OF WARRANT SHARES AND

OF EXERCISE PRICE

The Initial Share Number and any Conversion Share Number and the Cheap Stock Factor (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.

Section 5.1 Mechanical Adjustments.

(a) If at any time prior to the exercise in full of the Warrants, the Company shall pay or declare a dividend or make a distribution on the New Common Stock payable in shares of New Common Stock (other than a dividend or distribution upon a Fundamental Change to which Section 5.1(d) applies), then the Initial Share Number and any Conversion Share Number in effect at the open of business on the day after the record date of such event shall be adjusted upward by multiplying (i) the Initial Share Number or such Conversion Share Number, as applicable, in effect at the open of business on the day after the record date of such event by (ii) a fraction the numerator of which is the total number of shares of New Common Stock a holder of one share of New Common Stock would hold immediately after such event as a result of such event and the denominator of which is one, such that the resulting adjustment reflects a proportionate increase to the Initial Share Number or any Conversion Share Number, as applicable. Any adjustment required by this Section 5.1(a) shall be made immediately after the open of business on the day after the record date of such event, whenever any event in this Section 5.1(a) shall occur. If any dividend or distribution of the type described in this Section 5.1(a) is declared or authorized but not so paid or made, the Initial Share Number and any Conversion Share Number shall again be adjusted to the Initial Share Number and the Conversion Share Number that would then be in effect if such dividend or distribution had not been so declared or authorized.

(b) If at any time prior to the exercise in full of the Warrants, the Company shall (i) subdivide, split, reclassify or recapitalize its outstanding New Common Stock into a greater number of shares of New Common Stock, or (ii) combine, reclassify or recapitalize its outstanding New Common Stock into a smaller number of shares of New Common Stock, then the Initial Share Number and any Conversion Share Number in effect at the open of business on the day after the record date of such event shall be adjusted (either upward or downward, as the case may be) by multiplying (x) the Initial Share Number or such Conversion Share Number, as applicable, in effect at the open of business on the day after the record date of such event by (y) a fraction the numerator of which is the total number of shares of New Common Stock a holder of one share of New Common Stock would hold immediately after such event as a result of such event and the denominator of which is one, such that the resulting adjustment reflects a proportionate increase or decrease, as applicable, to the Initial Share Number or Conversion Share Number, as applicable. Any adjustment required by this Section 5.1(b) shall be made immediately after the open of business on the day after the record date of such event, whenever any event in this Section 5.1(b) shall occur. If any subdivision, split, reclassification, recapitalization or combination of the type described in this Section 5.1(b) is declared or authorized but not so paid or effected, the Initial Share Number or Conversion Share Number, as applicable, shall again be adjusted to the Initial Share Number or Conversion Share Number, as applicable, that would then be in effect if such subdivision, split, reclassification, recapitalization or combination had not been so declared or authorized.

(c) (i) In the event the Company at any time or from time to time after the Effective Date shall issue Additional Shares of New Common Stock (including Additional Shares of New Common Stock deemed to be issued pursuant to Section 5.1(c)(iv)) without consideration or for consideration per share less than the Fair Market Value of the New Common Stock on the date of, and immediately prior to, such issuance or, if such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance, then the Cheap Stock Factor shall be reduced, concurrently with such issuance, by multiplying (x) the Cheap Stock Factor then in effect by (y) a fraction, (A) the numerator of which shall be the sum of (I) the number of shares of New Common Stock outstanding immediately prior to such issuance plus (II) the number of shares of New Common Stock which the aggregate consideration received by or payable to the Company for the total number of Additional Shares of New Common Stock so issued would purchase at the Fair Market Value of the New Common Stock on the date of, and immediately prior to, such issuance or, if such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance, and (B) the denominator of which shall be the sum of (I) number of shares of New Common Stock outstanding immediately prior to such issuance plus (II) the number of Additional Shares of New Common Stock so issued. For purposes of the above calculation, the number of shares of New Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all outstanding Convertible Securities had been fully converted into shares of New Common Stock and any outstanding Options had been fully exercised (and the resulting securities fully converted into shares of New Common Stock, if so convertible) as of such date; provided, that any stock, Convertible Securities or Options owned or held by or for the account of the Company or any of its direct or indirect subsidiaries shall not be included in such calculation.

(ii) For purposes of this Section 5.1(c), the “Additional Shares of New Common Stock” shall mean all shares of New Common Stock issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) by the Company after the Effective Date, other than:

(A) shares of New Common Stock or other Securities issued or issuable upon exercise of Warrants;

(B) shares of New Common Stock issued or issuable in a dividend or distribution to which Section 5.1(a) applies, in a subdivision, split, reclassification or recapitalization to which Section 5.1(b) applies, or a merger, consolidation or sale of substantially all assets to which Section 5.1(d) applies;

(C) any Excluded Issuance; or

(D) shares of New Common Stock issued or issuable in an issuance for which adjustment of the Cheap Stock Factor has previously been made pursuant to Section 5.1(c)(i).

(iii) Notwithstanding any provision herein to the contrary, no adjustment in the Cheap Stock Factor shall be made in respect of the issuance of Additional Shares of New Common Stock unless the consideration per share (determined pursuant to Section 5.1(c)(v) hereof) for an Additional Share of New Common Stock issued or deemed to be issued by the Company is less than either (x) the Fair Market Value of the New Common Stock on the date of such issuance or (y) if, and only if, such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance.

(iv) In the event the Company at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of New Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of New Common Stock issued (x) as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date and (y) to the Persons to which such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, such holders of record; provided, that in any such case in which Additional Shares of New Common Stock are deemed to be issued:

(A) no further adjustments in the Cheap Stock Factor shall be made upon the subsequent issue of shares of New Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities (or, in the case of Options for the purchase of Convertible Securities, the subsequent issue of the Convertible Securities or the shares of New Common Stock issuable upon conversion or exchange thereof);

(B) if such Options or Convertible Securities by their terms (other than terms designed to protect against dilution) provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of New Common Stock issuable, upon the exercise, conversion or exchange thereof, the Cheap Stock Factor computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Cheap Stock Factor shall apply to New Common Stock previously issued upon exercise of any Warrants;

(C) on the expiration, termination or surrender of any such Options or Convertible Securities, any previous adjustment to the Cheap Stock Factor shall be rescinded and annulled and the Cheap Stock Factor shall be readjusted to the Cheap Stock Factor that would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto) been made upon the basis of the issuance of only the number of shares of New Common Stock actually issued upon the exercise, conversion or exchange of such Options or Convertible Securities; provided, however, that no such adjustment of the Cheap Stock Factor shall apply to shares of New Common Stock previously issued upon exercise of any Warrants; and

(D) no readjustment pursuant to clause (B) or clause (C) above shall have the effect of increasing the Cheap Stock Factor to an amount that exceeds the initial Cheap Stock Factor on the Effective Date.

(v) For purposes of this Section 5.1(c), the consideration received by or payable to the Company in connection with the issuance of any Additional Shares of New Common Stock shall be computed as follows:

(A) Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by or payable to the Company therefor prior to deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board (irrespective of any accounting treatment), except where such consideration consists of securities that are listed on a National Securities Exchange or quoted on the Nasdaq Stock Market, in which case the amount of consideration received by or payable to the Company shall be the daily volume-weighted average price of such securities (as reflected on such National Securities Exchange or quoted by the Nasdaq Stock Market) for the ten (10) consecutive Business Days immediately preceding the date of receipt of such securities; and

(3) in the event Additional Shares of New Common Stock are issued together with other securities or property of the Company for consideration which covers both the Additional Shares of New Common Stock and such other securities or property, be the proportion of such consideration so received in respect of the Additional Shares of New Common Stock, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board (irrespective of any accounting treatment).

(B) The consideration per share received by or payable to the Company for Additional Shares of New Common Stock deemed to have been issued pursuant to Section 5.1(c)(iv) relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received by or payable to the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) received by or payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of New Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(d) If (i) the Company shall be a party to or otherwise engage in any transaction or series of related transactions constituting (x) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other Person, or (y) any merger of another Person into the Company in which, in the case of clause (x) or clause (y), the previously outstanding shares of New Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing; and (ii) such transaction or series of related transactions is not a Liquidity Event (any such transaction or series of related transactions, a “Fundamental Change”), the Holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount (subject to the proviso of this sentence) of stock, other securities, cash and assets that such Holder would have received if such Warrant had been exercised pursuant to the terms hereof immediately prior thereto (assuming such Holder failed to exercise his rights of election, if any, as to the kind or amount of stock, securities, cash or other property receivable upon such Fundamental Change); provided, however, that the amount of such stock, other securities, cash and assets that would be received upon exercise of a Warrant following the consummation of such Fundamental Change shall be calculated on the applicable Exercise Date in a manner consistent with, and on terms as nearly as equivalent as practicable to, the provisions of Section 1.1(qq) and Section 4.1 with respect to the aggregate consideration received by the holders of shares of New Common Stock in such Fundamental Change. Upon each Fundamental Change, appropriate adjustment shall be deemed to be made with respect to the Holders’ rights under this Agreement, including, without limitation, with respect to the kind and amount of stock, securities, cash or assets thereafter acquirable upon exercise of each Warrant, such that the provisions of this Agreement shall thereafter be applicable, as nearly as possible, to any shares of stock, securities, cash or assets thereafter acquirable upon exercise of each Warrant, and the Company shall notify the Warrant Agent of any such adjustments promptly following the consummation of such Fundamental Change. The provisions of this Section 5.1(d) shall similarly apply to successive Fundamental Changes. The Company shall not effect any Fundamental Change unless, prior to the consummation thereof, the successor Person (if the Company is not the surviving or resulting Person from such Fundamental Change) shall assume, by written instrument substantially similar in form and substance to this Agreement, the obligation to deliver to the Holders such shares of stock, securities, cash or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of each Warrant.

(e) Whenever (i) the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor is adjusted pursuant to Section 5.1(a), (b), or (c) (but subject to the provisions of such Sections relating to readjustment) or (ii) any New Second Lien Convertible Notes are repaid or otherwise become no longer outstanding, the Exercise Price and the Per Warrant Share Number (i.e., the number of shares of New Common Stock issuable upon exercise of each Warrant) shall simultaneously be adjusted by virtue of and in accordance with the provisions of the respective definitions thereof in Section 1.1.

(f) If, at any time after the issuance of the Warrants on the Effective Date, any adjustment is made to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor pursuant to this Section 5.1, such adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Exercise Price and the Per Warrant Share Number) will be applicable with respect to all then outstanding Warrants and all Warrants issued in exchange or substitution therefor on or after the date of the adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor, but no such adjustment shall apply to any Warrants that were exercised prior to such adjustment or any Warrant Shares issued upon exercise of such Warrants.

(g) All calculations under this Section 5.1 shall be made to the nearest cent ($0.01) (with $0.005 being rounded upward) or to the nearest one-hundredth of a share (with 0.005 of a share being rounded upward), as the case may be. Notwithstanding anything in this Section 5.1 to the contrary, the Initial Share Number or any Conversion Share Number shall not be increased, and the Cheap Stock Factor shall not be decreased, so as to result in the Exercise Price being reduced to less than the then-existing par value of the New Common Stock as a result of any adjustment made hereunder; provided, that the Company shall not increase the par value of the New Common Stock above the Exercise Price then in effect and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of New Common Stock upon the exercise of any Warrant.

(h) The Company will not take any action specified in Section 5.1(a), (b) or (c) that would otherwise result in any adjustment in the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Exercise Price or the Per Warrant Share Number) hereunder if the total number of shares of New Common Stock issuable after such action upon exercise in full of the Warrants, together with all shares of New Common Stock then outstanding and all shares of New Common Stock then issuable upon exercise of all Options and upon conversion of all Convertible Securities then outstanding (other than the Warrants), would exceed the total number of shares of New Common Stock authorized for issuance by the Company’s then effective Certificate of Incorporation.

(i) In any case in which Section 5.1(a) or Section 5.1(b) shall result in an adjustment to the Per Warrant Share Number and the Exercise Price becoming effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment becomes effective but prior to the occurrence of such specified event, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Holder of such Warrant (or other Person entitled thereto) of, and the registration of such Holder (or other Person) as the record holder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise on the basis of the number of Warrant Shares obtainable upon exercise of such Warrant immediately prior to such adjustment and to require payment in respect of such number of Warrant Shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Holder or other Person a due bill or other appropriate instrument that meets any applicable requirements of the principal national securities exchange or other market on which the Warrant Shares are then traded and evidences the right of such Holder or other Person to receive, and to become the record holder of, such additional Warrant Shares, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional Warrant Shares).

(j) The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 5.1(a), (b) or (c) as deemed advisable by the Board, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(k) [Intentionally deleted.]

(l) The Initial Share Number and any Conversion Share Number and the Cheap Stock Factor (and, thus, the Exercise Price and the Per Warrant Share Number) shall not be adjusted as a result of any issuance of any shares of New Common Stock, Options, or Convertible Securities or any other securities (whether pursuant to the Management Incentive Plan or otherwise) except as expressly specified in Sections 5.1(a), (b), and (c).

(m) The Company shall cause any record of persons entitled to participate in an event specified in Section 5.1(a), (b) or (d) to be taken only as of the close of business on the record date for such event.

(n) Notwithstanding anything to the contrary contained herein, there shall be no adjustment to the Initial Share Number, any Conversion Share Number or the Cheap Stock Factor with respect to any Excluded Issuance.

(o) In the event that at any time, as a result of any adjustment made pursuant to Section 5.1(d), each Holder thereafter shall become entitled to receive any securities or property other than New Common Stock, thereafter the number of such other securities or property so receivable upon exercise of any Warrant and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the New Common Stock contained in this Section 5.1 and this Agreement shall be amended so to provide.

Section 5.2 Notices of Adjustment. Whenever the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) is adjusted, or the kind of securities or property constituting Warrant Shares is changed as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a certificate signed by an Appropriate Officer setting forth the Initial Share Number or the Converted Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) as so adjusted, and any change in the kind of securities or property constituting Warrant Shares, the facts requiring such adjustment or change and the computation by which such adjustment or change was made, and (ii) direct the Warrant Agent to give written notice to each Registered Holder in the manner provided in Section 10.2, which notice shall state the Initial Share Number or the Converted Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) as so adjusted, and any change in the kind of securities or property constituting Warrant Shares, the facts requiring such adjustment or change and the computation by which such adjustment or change was made and a description of the procedures and method of payment in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustments, unless and until the Warrant Agent shall have received such a certificate. Notwithstanding anything contained herein to the contrary, the Warrant Agent shall have no obligation under any Section of this Agreement to determine whether any adjustment is required to be made to (or to calculate any adjustments to) the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price), or whether there shall be any change in the kind of securities or property constituting Warrant Shares.

Section 5.3 Form of Warrant Certificates After Adjustments. Irrespective of any adjustment in the Initial Share Number and any Conversion Share Number (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) or the amount or kind of Warrant Shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Initial Share Number and any Conversion Share Number (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) initially applicable or the amount or kind of Warrant Shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the forms of Warrant Certificates that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificates (including the rights, duties, immunities or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

ARTICLE VI

TRANSFER AND EXCHANGE OF WARRANTS

Section 6.1 Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for an Individual Warrant.

(i) Any Holder of a beneficial interest in any whole number of Warrants represented by a Global Warrant Certificate may, upon request, exchange such beneficial interest for an Individual Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, and all other necessary information, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Individual Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, (x) the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign an Individual Warrant Certificate representing the appropriate number of Warrants, and (y) the Warrant Agent shall deliver such Individual Warrant Certificate to the Registered Holder thereof.

(ii) Individual Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6.1(b) shall be issued in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent; provided, that such name shall not be that of a Person to whom the Holder would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) if such exchange was a transfer of Warrants. The Warrant Agent shall deliver Individual Warrant Certificates evidencing such issuance to the Persons in whose names such Individual Warrant Certificates are so issued.

(c) Transfer and Exchange of Individual Warrants. When the Registered Holder of Individual Warrants has presented to the Warrant Agent a written request:

(i) to register the transfer of any Individual Warrants; or

(ii) to exchange any Individual Warrants for an equal number of Individual Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if (x) its customary requirements for such transactions are met and (y) such transfer or exchange otherwise satisfies the provisions of this Agreement (including, without limitation, Section 6.1(g)); provided, however, that the Warrant Agent has received a written instruction of transfer or exchange, as applicable, in form satisfactory to the Warrant Agent, properly completed and duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing. A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(d) Restrictions on Exchange or Transfer of an Individual Warrant for a Beneficial Interest in a Global Warrant Certificate. An Individual Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to an Individual Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Individual Warrant, and all other necessary information, then the Warrant Agent shall cancel such Individual Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for an Individual Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary with the prior written consent of the Company.

(f) Individual Warrants. If at any time, (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Individual Warrants under this Agreement, then the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign Individual Warrant Certificates representing Warrants in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company, and (y) the Warrant Agent shall deliver such Individual Warrant Certificates to the Registered Holders thereof.

(g) Restrictions on Transfer. No Warrants shall be Transferred if:

(i) such Transfer would result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order of any Governmental Authority having jurisdiction over the Company;

(ii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of New Second Lien Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), result in the Company having, in the aggregate, [400]6 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of New Common Stock, New Second Lien Convertible Notes and Warrants, unless at the time of such Transfer the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, that (x) the number [400] as used in this Section 6.1(g)(ii) shall be increased by the number of such holders that acquire shares of New Common Stock from the Company other than on account of an exercise or conversion of New Second Lien Convertible Notes or Warrants and (y) the provisions of this Section 6.1(g)(ii) shall not apply to a Transfer to a transferee that is a Qualified Institutional Buyer and an Accredited Investor so long as (A) the transferor certifies in writing to the Company that such transferee is a Qualified Institutional Buyer and an Accredited Investor, (B) the transferee certifies in

[6]	NTD: Subject to confirmation of the number of record holders of shares of New Common Stock, New Second Lien Convertible Notes and Warrants.

writing to the Company that it is a Qualified Institutional Buyer and an Accredited Investor and (C) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of New Second Lien Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), not result in the Company having, in the aggregate, 1,900 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of New Common Stock, New Second Lien Convertible Notes and Warrants, unless at the time of such Transfer the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, further that any such transferee that is a Qualified Institutional Buyer and an Accredited Investor described in the foregoing clause (y) shall not be counted for purposes of determining whether any Transfer made after the date the Transfer is made to such transferee would, if consummated (after taking into account any other proposed Transfers or transfers of New Second Lien Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), result in the Company having, in the aggregate, [400] or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of New Common Stock, New Second Lien Convertible Notes and Warrants (unless the Company obtains knowledge that such transferee ceases to be an Accredited Investor); or

(iii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of New Second Lien Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), require the Company to register the New Common Stock or any other equity securities of the Company under the Exchange Act (as a result of the number of stockholders or otherwise), unless at the time of such Transfer, the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act.

Any purported Transfer of Warrants in violation of this Section 6.1(g) shall be void ab initio and shall not be recognized by the Company or the Warrant Agent.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have been exchanged for Individual Warrants, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2 Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Warrant Certificates as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Warrant Certificates contemplated by Section 7.2 or additional Warrant Certificates contemplated by Article V.

(ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) Subject to Section 8.1, no service charge shall be made to a Holder for any registration, transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Holder in connection with any such transfer, exchange or registration of transfer.

(iv) So long as the Depositary, or its nominee, is the Registered Holder of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6.1(b) and Section 6.1(f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Individual Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Section 6.1(b), Section 6.1(c), Section 6.1(d), Section 6.1(g), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Warrant Certificate pursuant to Section 6.1(c) or Section 6.1(e), upon surrender to the Warrant Agent of such Warrant Certificate, duly endorsed. Upon any such registration of transfer, a new Warrant Certificate shall be delivered to the transferee.

Section 6.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

ARTICLE VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 7.1 No Rights or Liability as Stockholder; Notice to Registered Holders. Except as provided in Section 7.4, nothing contained in the Warrants or this Agreement shall be construed as conferring upon any Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company (including appraisal rights, dissenters rights, subscription rights or otherwise), or be deemed the holder of capital stock of the Company. No provision of the Warrants or this Agreement and no mere enumeration therein or herein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. A Warrant does not entitle any Holder thereof to any of the rights of a stockholder or any other securities of the Company. To the extent not covered by any statement delivered pursuant to Section 5.2, the Company shall give notice to Registered Holders in accordance with Section 10.2 if at any time prior to the expiration or exercise in full of the Warrants:

(a) any dividend or distribution payable in shares of New Common Stock upon the New Common Stock shall be proposed;

(b) an offer for subscription pro rata to the holders of New Common Stock of any additional shares of stock of any class or other securities or rights shall be proposed; or

(c) any Fundamental Change or a dissolution, liquidation or winding up of the Company shall be proposed.

The Company shall use commercially reasonable efforts to provide such notice at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to vote on any of the events described in clauses (a)-(c) immediately above. Such notice shall specify such record date or the date of closing the stock transfer books or the anticipated date the relevant event shall take place, as the case may be, a reasonably detailed description of such event, and the anticipated timing thereof (provided, that, with respect to any Fundamental Change, the Company may elect to omit from such notice any such terms and conditions of such Fundamental Change if (x) the Company determines that the disclosure thereof to the Holders would have an adverse effect on such Fundamental Change or the consummation thereof or (y) the disclosure of either or both terms and conditions would violate any confidentiality obligations to which the Company is bound; provided, however, that the Company may not omit any information that relates to any election that a holder of New Common Stock is entitled to make prior to the consummation of such Fundamental Change that relates to the consideration that can be received by such holder in connection with such Fundamental Change). If the Company uses commercially reasonable efforts to deliver such notice, then failure to provide such notice shall not affect the validity of any action taken in connection with such proposed event. For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section 7.1.

Section 7.2 Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant Certificate is lost, wrongfully taken, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for such Warrant Certificate lost, wrongfully taken or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, wrongful taking or destruction of such Warrant Certificate and the posting of an open-penalty surety bond, indemnifying the Company and the Warrant Agent for any losses in connection therewith. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware.

Upon the issuance of any new Warrant Certificate under this Section 7.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate issued pursuant to this Section 7.2 in lieu of any lost, wrongfully taken, mutilated or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone, and the Warrants evidenced thereby shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrants evidenced by Warrant Certificates duly issued hereunder.

The provisions of this Section 7.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

Section 7.3 Cancellation of Warrants. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

Section 7.4 Purchase Rights.

(a) If, after the Effective Date, the Company issues or sells equity securities to any Person who was a stockholder of the Company on the Effective Date for consideration per share that is greater than the Exercise Price, then each Registered Holder of Individual Warrants and Beneficial Holder of Warrants evidenced by a Global Warrant Certificate that, in each case, is an Accredited Investor (any such holder, an “Eligible Holder”) shall have the right (such right, the “Purchase Right”), for a period of twenty (20) days after the Company delivers notice of such issuance or sale to such Eligible Holder, to participate in such issuance or sale on a pro rata basis (based on such Eligible Holder’s percentage ownership of shares of New Common Stock assuming full conversion, exercise or exchange of the Warrants, the New Second Lien Convertible Notes (and all indebtedness, debt securities or equity securities issued pursuant to any initial or successive refinancing of the New Second Lien Convertible Notes), and all other outstanding options, warrants, or convertible securities that also have a pro rata right to participate in such issuance or sale). A Registered Holder of Individual Warrants and Beneficial Holder of Warrants evidenced by a Global Warrant Certificate shall be permitted to transfer such holder’s Purchase Rights to any Affiliate or Family Member of such Holder so long as (x) such Affiliate or Family Member is an Accredited Investor, and (y) such transfer of Purchase Rights would not violate Section 6.1(g) if such transfer was a transfer of Warrants. Eligible Holders shall not be entitled to Purchase Rights with respect to any of the following exempted issuances: (i) issuances of the New Second Lien Convertible Notes and issuances of equity securities upon conversion of the New Second Lien Convertible Notes, (ii) issuances of equity securities in connection with the refinancing or repayment of any indebtedness or debt securities of the Company or any of its subsidiaries, (iii) issuances of equity securities to employees, directors, consultants and other service providers pursuant to an equity compensation plan approved by the Board, (iv) issuances of equity securities by means of a pro rata distribution to all holders of New Common Stock, (v) issuances of equity securities in a public offering, and (vi) issuances of equity securities upon exercise, conversion or exchange of any equity securities that were issued in any issuance described in any of the foregoing exempted issuances.

(b) In the event that the sale of equity securities by the Company triggers the Purchase Rights, the Company shall be permitted to sell all of such equity securities to one or more stockholders of the Company without first offering to sell such equity securities to the Eligible Holders pursuant to their respective Purchase Rights so long as, within a reasonable period of time following the sale of such equity securities to such stockholder(s), the Company offers to sell to the Eligible Holders their respective pro rata shares (as determined above) of such equity securities pursuant to their respective Purchase Rights.

Section 7.5 Listing on National Securities Exchange. If the New Common Stock is listed for trading on a National Securities Exchange, then the Company will use commercially reasonable efforts to list the Warrants for trading on such National Securities Exchange (subject to the listing requirements for such National Securities Exchange).

Section 7.6 Piggyback Registration Rights. If any holder of shares of New Common Stock is granted piggy-back registration rights, the holders of New Common Stock issued upon exercise of the Warrants will also be granted piggyback registration rights on substantially the same terms as such other holder.

ARTICLE VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1 Payment of Taxes. The Company will from time to time promptly pay all transfer taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Warrants, but any such taxes or charges in connection with the issuance or registration of Warrants or Warrant Shares in (or payment of cash or other property to) any name other than that of the Holder of the Warrants shall be paid by such Holder; and in any such case, the Company and the Warrant Agent shall not be required to issue or deliver any Warrants or Warrant Shares (or pay any cash or other property) until such taxes or charges shall have been paid or it is established to the Company’s and the Warrant Agent’s reasonable satisfaction that no tax or charge is due. Notwithstanding any other provision of this Agreement, the Company and any applicable withholding agent, as defined under the Internal Revenue Code of 1986, as amended, shall be permitted to comply with applicable law regarding withholding taxes, if any, and any amounts so withheld shall be treated as being paid or transferred to the Person against whom such withholding is made for all purposes of this Agreement.

Section 8.2 Resignation, Consolidation or Merger of Warrant Agent.

(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. The Company may remove the Warrant Agent at any time after giving thirty (30) days’ notice in writing to the Warrant Agent. If the office of the Warrant Agent becomes vacant by resignation or removal, the Company shall appoint in writing a successor Warrant Agent in place of the resigned or removed Warrant Agent. In the case of a resignation, if the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the Warrant Agent or by the Registered Holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the Registered Holder of any Warrant may apply to any court of competent jurisdiction located in the State of Delaware for appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state or of the United States of America, and shall be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. For the avoidance of doubt, any predecessor Warrant Agent shall deliver and transfer to its successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose of delivering and transferring such property.

(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the New Common Stock not later than the effective date of any such appointment, and (ii) cause the successor Warrant Agent to deliver written notice thereof to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c) Merger, Consolidation or Name Change of Warrant Agent.

(i) Any Person or other entity into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a). If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(ii) If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 8.3 Fees and Expenses of Warrant Agent.

(a) Remuneration. The Company agrees to pay the Warrant Agent the fees for its services as Warrant Agent hereunder set forth on Appendix II hereto and will reimburse the Warrant Agent upon demand for all out-of-pocket third party expenses (including reasonable outside counsel fees and expenses) that the Warrant Agent may reasonably incur in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder.

(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.4 Liability of Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any Appropriate Officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Appropriate Officer, and to apply to any Appropriate Officer for advice or instructions in connection with its duties, and it may rely upon such advice and instructions and will not be liable, and will be indemnified and held harmless by the Company in accordance with Section 8.4(b), for any action taken, suffered or omitted to be taken by it in accordance therewith or pursuant to the provisions of this Agreement.

(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding, judgment, claim, settlement, cost or expense (including reasonable counsel fees and expenses), incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) as a result of a third party claim against the Warrant Agent for any action taken, suffered or omitted by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses.

(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible or have any duty to make any calculation or adjustment, or to determine when any calculation or adjustment required under the provisions of Article IV or Article V hereof should be made, how it should be made or what it should be, or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment or the ascertaining of the existence of facts that would require any such calculation or adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

Section 8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

Section 8.6 Agent for the Company. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

Section 8.7 Counsel. The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization to and protection of the Warrant Agent in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

Section 8.8 Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

Section 8.9 Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Warrants, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture.

Section 8.10 No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

Section 8.11 No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereon).

Section 8.12 No Responsibilities for Recitals. The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

Section 8.13 No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are explicitly set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, to make any demand upon the Company.

Section 8.14 Agents. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in connection with the selection of, and assignment of tasks to, such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Company’s prior written consent.

Section 8.15 Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

ARTICLE IX

WARRANT REPRESENTATIVE

Section 9.1 Appointment. The Equity Committee shall be entitled to appoint a representative for the holders of the Warrants, which representative shall be acceptable to the Debtors, the Requisite Consenting Noteholders and the Requisite Exit Facility Lenders (such representative, the “Warrant Representative”).

Section 9.2 Warrant Representative Rights. The Warrant Representative shall have the right to monitor any sale process the Company or its direct or indirect subsidiaries may commence in seeking to sell substantially all of their business and operations after the Effective Date solely in an observer capacity (it being understood that the Warrant Representative (i) may monitor, observe, attend, and, if requested by the Board, participate in any discussions or meetings of the Board or stockholders relating to, any aspect of such sale process or any terms or conditions of any related sale, but shall have no right to vote on any matter relating to any such sale process or such related sale, and (ii) shall not have any right to monitor, observe, vote on, participate in any discussions or meetings of the Board or stockholders relating to, or otherwise be involved with, any other transaction, decision or other matter relating to the Company or any of its subsidiaries). The Warrant Representative shall be required to enter into a confidentiality and non-use agreement that is acceptable to the Company, the Requisite Consenting Noteholders, the Requisite Exit Facility Lenders and, with respect to any confidentiality and non-use agreement that will be entered into by the Warrant Representative on the Effective Date, the Equity Committee. The Company shall pay the Warrant Representative the Warrant Representative Compensation within 30 days following the Company’s receipt of an invoice therefor. For the purposes of this Section 9.2, “Warrant Representative Compensation” shall mean the actual expenses (but not fees) incurred by the Warrant Representative, which shall be limited to (x) $50,000 minus (y) the amount of fees and expenses that the Company pays to Gordian Group LLC in its capacity as investment banker to the Equity Committee.

Section 9.3 Notices of Issuance, Adjusted Equity Value, and Total Share Number. Promptly following each issuance (or, pursuant to Section 5.1(c)(iv), deemed issuance in respect of any issuance of Options or Convertible Securities) of Additional Shares of New Common Stock, the Company shall deliver to the Warrant Representative a writing signed by an executive officer of the Company (solely in such officer’s capacity as a duly authorized officer of the Company and not in his or her individual capacity and without personal liability) certifying the Board’s determination of (i) the consideration per share received by the Company in connection with such issuance of Additional Shares of New Common Stock (as computed pursuant to Section 5.1(c)(v)) and (ii) the Fair Market Value per share of the New Common Stock immediately prior to such issuance, as determined by the Board (it being understood that

(1) the Company shall not be required to obtain a fairness, valuation or other opinion in connection with any such issuance and (2) any determination certified to by the executive officer of the Company would be a determination of the Board and not a determination of such executive officer). In addition, (x) within 15 days after the end of each calendar quarter and (y) on a date that is between 10 and 15 days prior to the Expiration Date, the Company shall deliver to the Warrant Representative a writing signed by an executive officer of the Company (solely in such officer’s capacity as a duly authorized officer of the Company and not in his or her individual capacity and without personal liability) certifying to the Adjusted Equity Value and the Total Share Number as of, in the case of clause (x), such calendar quarter end or, in the case of clause (y), a date specified in such writing that is within 15 days prior to the Expiration Date, as applicable, and containing a calculation of the Adjusted Equity Value and the Total Share Number as of such date.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and permitted assigns, subject to the terms of this Agreement (including Article VI and Section 7.4). Nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by electronic or facsimile transmission. Such notice or communication shall be deemed given, delivered, provided or received (a) if mailed, two Business Days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by electronic or facsimile transmission, on the Business Day such transmission is sent if such transmission is sent prior to 5:00 p.m. (New York City time) on the Business Day it is sent (and if such transmission is sent after 5:00 p.m. (New York City time), such transmission shall be deemed sent on the Business Day immediately following the Business Day on which such transmission is sent), in each case as follows:

if to the Warrant Agent, to:

Computershare Inc

250 Royall Street

Canton MA 02021

Tel: 781-575-3400

Facsimile: 781-575-3146

if to the Warrant Representative, to:

[●]

Tel: [●]

Facsimile: [●]

E-mail: [●]

if to the Company, to:

Hycroft Mining Corporation

9790 Gateway Drive, Suite 200

Reno, NV 89521

Attention: Stephen M. Jones

Facsimile: 775 358 4458

E-mail: [●]

with a copy (which shall not constitute notice) to:

[●]

Attention: [●]

Facsimile: [●]

E-mail: [●]

if to Registered Holders, at their addresses as they appear in the Warrant Register.

The Company shall not have any obligation to deliver any notice of any event or matter to any Beneficial Holder, whether or not any notice thereof is required to be given to any Registered Holder.

In any case where notice is given to Registered Holders, neither the failure to give such notice, nor any defect in any notice so given, to any particular Registered Holder shall affect the sufficiency of such notice with respect to other Registered Holders.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the office of the Warrant Agent designated for such purpose.

Section 10.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Registered Holders (and, solely as and to the extent specified herein, the Beneficial Holders), any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 10.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for examination by the Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such Holder to submit his Warrant for inspection by it.

Section 10.5 Counterparts. This Agreement may be executed in any number of original, facsimile, PDF or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 10.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 10.7 Amendments.

(a) Subject to Section 10.7(b) below, this Agreement may not be amended except in writing signed by the Company and the Warrant Agent.

(b) Subject to the terms of Sections 5.1(d) and 5.1(o) (it being understood that adjustments made to this Agreement and the Warrants described in Sections 5.1(d) and 5.1(o) are not subject to the provisions of this Section 10.7), the Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants with the prior written consent of the Registered Holders of a majority of the Warrants then outstanding; provided, however, that the consent of each Registered Holder affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or change how the Exercise Price is payable; (ii) decrease the Warrant Share Number or the Per Warrant Share Number; (iii) shorten the Exercise Deadline; (iv) waive the application of the adjustment provisions contained in Article V in connection with any events to which such provisions apply or otherwise modify the adjustment provisions contained in Article V in a manner adverse in any material respect to the Holders; (v) change the type of stock, other securities, cash, or assets issuable upon exercise of the Warrants; (vi) change the definitions of Eligible Party, Liquidity Event, Liquidity Event Exercise Period, Liquidity Event Restricted Persons, or Restricted Persons; (vii) change Sections 4.2(c), 4.7, 7.4, 7.5, 7.6 or 10.7 or Article IX, or (viii) treat such Holder differently in an adverse way from any other Holder of Warrants (without regard to any effect resulting from (A) the individual circumstances of any such Holder or (B) the differences in the respective percentages of ownership of Warrants of the Holders); provided, further that any adjustments to this Agreement or any of the Warrants made pursuant to the provisions of Article V shall not be deemed to be a supplement or amendment to this Agreement or the Warrants that is covered by this Section 10.7. In determining whether Registered Holders of the required number of Warrants have consented to any supplement or amendment to this Agreement or the Warrants, the Warrants owned by the Reorganized Debtors, their Affiliates, and each Liquidity Event Restricted Person shall be disregarded and deemed not to be outstanding.

(c) Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 10.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 10.8 No Inconsistent Agreements. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which expressly conflicts with the rights granted to the Holders in the Warrants pursuant to the provisions hereof. The Company represents and warrants to the Holders that, as of the date hereof, the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

Section 10.9 Integration/Entire Agreement. This Agreement, the Warrants and the other agreements and documents referenced herein and therein constitute the complete agreement among the Company, the Warrant Agent and the Holders with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the parties with respect thereto.

Section 10.10 GOVERNING LAW, ETC. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS

OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF. EACH PARTY HERETO CONSENTS AND SUBMITS TO (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE CONSENTED AND SUBMITTED TO) THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, OF ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT AGAINST IT THAT ARISES OUT OF OR IN CONNECTION WITH, THAT IS BASED UPON, OR THAT RELATES TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE WAIVED) ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING AND AGREES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE AGREED) NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR LACK OF JURISDICTION OR VENUE IN ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING.

Section 10.11 Termination. This Agreement shall terminate at the Exercise Deadline. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or have expired or been cancelled. The provisions of Section 8.4 and this Article X shall survive such termination and the resignation or removal of the Warrant Agent.

Section 10.12 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED) THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13 Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, that if any such excluded term, provision, covenant or restriction shall materially adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately. Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

HYCROFT MINING CORPORATION

By:
Name:
Title:

[●]

By:
Name:
Title:

APPENDIX I

Initial Pro Rata Portions of Warrant Share Number

[TO BE COMPLETED]

APPENDIX II

Schedule of Fees

[TO BE COMPLETED]

EXHIBIT A-1

FORM OF FACE OF INDIVIDUAL WARRANT CERTIFICATE

VOID AFTER THE DATES AND TIMES SET FORTH IN THE WARRANT AGREEMENT

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE WARRANTS AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO HYCROFT MINING CORPORATION (THE “COMPANY”) AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [            ], 2015 (THE “WARRANT AGREEMENT”), BETWEEN THE COMPANY AND THE WARRANT AGENT NAMED THEREIN. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS WARRANT A COPY OF THE WARRANT AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS WARRANT, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT MADE AS OF [            ], 2015, TO WHICH THE COMPANY AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OF TRANSFER OF THESE WARRANT SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT A COPY OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

This Individual Warrant Certificate may not be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws, or otherwise in a manner that is prohibited by Article VI of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until these provisions have been complied with.

2

THE SECURITIES REPRESENTED BY THIS INDIVIDUAL WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF [●], 2015 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID AFTER THE DATES AND TIMES

SET FORTH IN THE WARRANT AGREEMENT

WARRANT TO PURCHASE

WARRANT SHARES OF

HYCROFT MINING CORPORATION

CUSIP: [●]

DISTRIBUTION DATE: [●], 2015

No.

This certifies that, for value received,                     , and its registered assigns (collectively, the “Registered Holder”), is the Registered Holder of                      (                    ) Warrants, each such Warrant entitling the Registered Holder to purchase from Hycroft Mining Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof and as more fully described in Article IV of the Warrant Agreement, at any time and from time to time prior to the Exercise Deadline the number of fully paid and non-assessable shares of New Common Stock (or such other securities or property as shall from time to time constitute Warrant Shares) equal to the Per Warrant Share Number on the Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on the Exercise Date. The Exercise Price and the Per Warrant Share Number and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof. Warrants evidenced by this Individual Warrant Certificate may be exercised only in a whole number of Warrants.

Capitalized terms used herein without definitions shall have the meanings given to such terms in the Warrant Agreement.

This Individual Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Individual Warrant Certificate has been duly executed by the Company under its corporate seal as of the      day of             , 2015.

HYCROFT MINING CORPORATION

By:
Name:
Title:

Attest:

Secretary

[●], as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Individual Warrant Certificate):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS INDIVIDUAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF INDIVIDUAL WARRANT CERTIFICATE

The Warrants evidenced by this Individual Warrant Certificate are a part of a duly authorized issue of Warrants to purchase Warrant Shares issued pursuant to the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders of the Warrants, and this Individual Warrant Certificate is qualified in its entirety by reference to the Warrant Agreement. All capitalized terms used in this Individual Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares if the Company makes the cash payment described in Section 4.7 of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws, or otherwise in a manner that is prohibited by Article VI of the Warrant Agreement.

A Warrant does not entitle the Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Individual Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, any distribution in respect hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER THE DATES AND TIMES SET FORTH IN THE WARRANT AGREEMENT

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE WARRANTS AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO HYCROFT MINING CORPORATION (THE “COMPANY”) AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [            ], 2015 (THE “WARRANT AGREEMENT”), BETWEEN THE COMPANY AND THE WARRANT AGENT NAMED THEREIN. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS WARRANT A COPY OF THE WARRANT AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS WARRANT, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT MADE AS OF [            ], 2015, TO WHICH THE COMPANY AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OF TRANSFER OF THESE WARRANT SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT A COPY OF THE CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged for Individual Warrants in whole but not in part pursuant to Section 6.1(f) of the Warrant Agreement or upon request of a Beneficial Holder of a beneficial interest in any whole number of Warrants represented hereby pursuant to Section 6.1(b) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Article VI of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until these provisions have been complied with.

2

THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF [●], 2015 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID AFTER THE DATES AND TIMES

SET FORTH IN THE WARRANT AGREEMENT

WARRANT TO PURCHASE

WARRANT SHARES OF

HYCROFT MINING CORPORATION

CUSIP: [●]

DISTRIBUTION DATE: [●], 2015

No.

This certifies that, for value received, Cede & Co., and its registered assigns (collectively, the “Registered Holder”), is the Registered Holder of                      (                    ) (or such greater or lesser number as may be indicated on the “Schedule of Changes of Warrants Evidenced by the Global Warrant Certificate” attached hereto) Warrants, each such Warrant entitling the Registered Holder to purchase from Hycroft Mining Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof and as more fully described in Article IV of the Warrant Agreement, at any time and from time to time prior to the Exercise Deadline the number of fully paid and non-assessable shares of New Common Stock (or such other securities or property as shall from time to time constitute Warrant Shares) equal to the Per Warrant Share Number on the Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on the Exercise Date. The Exercise Price and the Per Warrant Share Number and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof. Warrants evidenced by this Global Warrant Certificate may be exercised only in a whole number of Warrants.

Capitalized terms used herein without definitions shall have the meanings given to such terms in the Warrant Agreement.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Global Warrant Certificate has been duly executed by the Company under its corporate seal as of the      day of             , 2015.

HYCROFT MINING CORPORATION

By:
Name:
Title:

Attest:

Secretary

[●], as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Global Warrant Certificate):

Cede & Co.

55 Water Street

New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrants evidenced by this Global Warrant Certificate are a part of a duly authorized issue of Warrants to purchase Warrant Shares issued pursuant to the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders of the Warrants, and this Global Warrant Certificate is qualified in its entirety by reference to the Warrant Agreement. All capitalized terms used in this Global Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares if the Company makes the cash payment described in Section 4.7 of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws, or otherwise in a manner that is prohibited by Article VI of the Warrant Agreement.

A Warrant does not entitle the Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Global Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, any distribution in respect hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SCHEDULE OF CHANGES OF WARRANTS EVIDENCED

BY THE GLOBAL WARRANT CERTIFICATE

The following changes in the number of Warrants evidenced by this Global Warrant Certificate as a result of exchanges of all or any part hereof for Individual Warrants, or upon the exercise, expiration or cancellation of Warrants, have been made:

Date of Change	Amount of Decrease in Number of Warrants of this Global Warrant Certificate	Amount of Increase in Number of Warrants of this Global Warrant Certificate	Number of Warrants of this Global Warrant Certificate Following such Decrease (or Increase)

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING INDIVIDUAL WARRANTS

(To be executed upon exercise of Individual Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Individual Warrants, to purchase Warrant Shares and (check one):

☐	herewith tenders payment for the Warrant Shares to the order of Hycroft Mining Corporation in the amount of $ in accordance with the terms of the Warrant Agreement; provided, however, that any such exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event;

☐	if during a Liquidity Event Exercise Period, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Individual Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Individual Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event; or

☐	if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Individual Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Individual Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Warrant Shares issuable upon exercise of the Individual Warrants specified above be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that no Warrant Shares shall be delivered to, or for the account of, any Person to whom the undersigned would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) of the Warrant Agreement.

NOTE: THIS EXERCISE FORM MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIER OF (i) THE SEVEN (7) YEAR ANNIVERSARY OF THE EFFECTIVE DATE OR (ii) IF A LIQUIDITY EVENT OCCURS PRIOR TO THE DATE SPECIFIED IN CLAUSE (i), THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS TWENTY (20) BUSINESS DAYS AFTER THE COMPANY DELIVERS A LIQUIDITY EVENT NOTICE IN RESPECT OF SUCH LIQUIDITY EVENT TO EACH REGISTERED HOLDER AT SUCH HOLDER’S ADDRESS APPEARING ON THE WARRANT REGISTRAR AND (Y) THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE DATE OF CONSUMMATION OF SUCH LIQUIDITY EVENT. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT

AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF REGISTERED HOLDER:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder
Note: If the Warrant Shares are to be registered in a name other than that in which the Individual Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

2

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the “Depositary”), to purchase Warrant Shares and (check one):

☐	herewith tenders payment for Warrant Shares to the order of Hycroft Mining Corporation in the amount of $ in accordance with the terms of the Warrant Agreement; provided, however, that any such exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event;

☐	if during a Liquidity Event Exercise Period, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event; or

☐	if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants specified above be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that (x) if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee and (y) no Warrant Shares shall be delivered to, or for the account of, any Person to whom the undersigned would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) of the Warrant Agreement.

Dated:

NOTE: THIS EXERCISE FORM MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIER OF (i) THE SEVEN (7) YEAR ANNIVERSARY OF THE EFFECTIVE DATE AND (ii) IF A LIQUIDITY EVENT OCCURS PRIOR TO THE DATE SPECIFIED IN CLAUSE (i), THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS TWENTY (20) BUSINESS DAYS AFTER THE COMPANY DELIVERS A LIQUIDITY

EVENT NOTICE IN RESPECT OF SUCH LIQUIDITY EVENT TO EACH REGISTERED HOLDER AT SUCH HOLDER’S ADDRESS APPEARING ON THE WARRANT REGISTRAR AND (Y) THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE DATE OF CONSUMMATION OF SUCH LIQUIDITY EVENT. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE FORMS WILL BE VALID ONLY IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS FORM (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT BENEFICIAL HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE FORM:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE WARRANT SHARES ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

2

FILL IN FOR DELIVERY OF THE WARRANT SHARES, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE FORM:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

3

EXHIBIT C-1

FORM OF ASSIGNMENT

(To be executed only upon assignment of Individual Warrants)

For value received,                      hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by the Individual Warrants listed opposite the respective name(s) of the Assignee(s) named below which are evidenced by the Individual Warrant Certificate that accompanies this Assignment and all other rights of the Registered Holder under such Individual Warrant Certificate with respect to such Individual Warrants, and does hereby irrevocably constitute and appoint                      attorney, to transfer said Individual Warrant Certificate on the books of the within-named Company with respect to the number of Individual Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Individual Warrants

And if said number of Individual Warrants shall not be all the Individual Warrants represented by the Individual Warrant Certificate, a new Individual Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Individual Warrants represented by said Individual Warrant Certificate.

Dated: , 20	Signature
		Note:	The above signature should correspond exactly with the name on the face of this Individual Warrant Certificate

EXHIBIT C-2

FORM OF ASSIGNMENT

(To be executed only upon assignment of Global Warrant Certificate)*

For value received,                      hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by the Warrants evidenced by such Global Warrant Certificate listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Global Warrant Certificate with respect to such Warrants, and does hereby irrevocably constitute and appoint                      attorney, to transfer said Global Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Global Warrant Certificate, a new Global Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Global Warrant Certificate.

Dated: , 20	Signature
		Note:	The above signature should correspond exactly with the name on the face of this Global Warrant Certificate

*	To be used only in circumstances specified in Section 6.1(e) of Warrant Agreement.

EXHIBIT F-1

Redline New Warrant Agreement